UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 11, 2011

COGO GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-02642	52-0466460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 10001, Tower C, Skyworth Building, High-Tech Industrial Park, Nanshan, Shenzhen 518057, PRC
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: 011-86-755-267-43210

____________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 11, 2011, Comtech International (Hong Kong) Limited, Comtech Industrial (Hong Kong) Limited, Keen Awards Limited, Comtech Broadband Corporation Limited, Comtech Digital Technology (Hong Kong) Limited and Rise Year Limited (collectively, the “Borrowers”), each indirect subsidiaries of Cogo Group, Inc. (the “Company”) entered into a USD 25 million general banking facility (the “Credit Facility”) with Standard Chartered Bank (Hong Kong) Limited (the “Lender”).  The Credit Facility is separated into three parts: (i) a USD1 million current account overdraft (the “Overdraft”), (ii) a USD24 million trade finance facility (the “Trade Finance Facility”) and (iii) up to USD7 million standby letter of credit (the “LOC”).  The aggregate outstanding amount under the Overdraft and Trade Finance Facility together shall not exceed USD24 million, while the aggregate amounts outstanding under the Credit Facility shall not exceed USD25 million in the aggregate.

The Overdraft is available in both US dollars (“USD”) and Hong Kong dollars (“HKD”), with an interest rate of the higher of (i) 0.5% per annum over the HKD prime rate or (ii) 0.5% per annum over the Hong Kong Interbank Overnight Rate (“HIBOR”) for HKD overdraft and 0.5% per annum over the USD prime rate for USD overdraft, payable monthly in arrears. The Trade Finance Facility is available in HKD at 2% interest per annum over HIBOR, or 2% of the Lender’s cost of funds if in a foreign currency.  The duration of a drawdown under the Trade Finance Facility is up to 90 days in most circumstances, while LOC’s are good for up to one year. An interest rate of 8% per annum over the respective rates at which the Lender announces or applies from time to time as its price rate for lending HKD or USD, or the Lender’s costs of funds, whichever is greater, is applicable to amounts not paid when due or in excess of any facility limit.  Past due bills shall bear interest at 5% per annum above the rates charged on the Trade Finance Facility.

The Borrowers have entered into the following security agreements and guarantees in favor of the Lender:

1.           A security agreement over a specified bank account of Comtech International (Hong Kong) Limited with respect to the obligations of Comtech International (Hong Kong) Limited and Keen Awards Limited and Comtech Broadband Corporation Limited.

2.           A security agreement over a specified bank account of Comtech International (Hong Kong) Limited with respect of the obligations of Comtech Industrial (Hong Kong) Limited and Comtech Digital Technology (Hong Kong) Limited and Rise Year Limited.

3.           A corporate guarantee dated April 22, 2008 (as amended from time to time), executed by Comtech International (Hong Kong) Limited for an unlimited amount to secure the liabilities of Comtech Industrial (Hong Kong) Limited and Keen Awards Limited and Comtech Broadband Corporation Limited and Comtech Digital Technology (Hong Kong) Limited and Rise Year Limited.

4.           A corporate guarantee dated April 22, 2008 (as amended from time to time) executed by Keen Awards Limited for an unlimited amount to secure the liabilities of Comtech International (Hong Kong) Limited and Comtech Industrial (Hong Kong) Limited and Comtech Broadband Corporation Limited and Comtech Digital Technology (Hong Kong) Limited and Rise Year Limited.

5.           A corporate guarantee dated May 3, 2010 (as amended from time to time) executed by Comtech Broadband Corporation Limited for for an unlimited amount to secure the liabilities of Comtech International (Hong Kong) Limited and Comtech Industrial (Hong Kong) Limited and Keen Awards Limited and Comtech Digital Technology (Hong Kong) Limited and Rise Year Limited.

6.           A corporate guarantee executed by Comtech Industrial (Hong Kong) Limited and Comtech Digital Technology (Hong Kong) Limited and Rise Year Limited for an unlimited amount to secure the liabilities of the Borrowers.

7.           A corporate guarantee executed by the Company for an unlimited amount.

Further, Comtech International (Hong Kong) Limited pledged collateral in favor of Lender in the aggregate amount of USD8.5 million

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Credit Facility Agreement with Standard Chartered Bank (Hong Kong) Limited dated February 11, 2011
10.2	Letter from Standard Chartered Bank (Hong Kong) Limited confirming the availability of the Credit Facility as of May 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGO GROUP, INC.
By: /s/ Frank Zheng
Name: Frank Zheng
Title: Chief Financial Officer

Dated: May 13, 2011

Exhibit Index

Exhibit No.	Description
10.1	Credit Facility Agreement with Standard Chartered Bank (Hong Kong) Limited dated February 11, 2011
10.2	Letter from Standard Chartered Bank (Hong Kong) Limited confirming the availability of the Credit Facility as of May 11, 2011.